Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                      State Financial Services Corporation
             (Exact name of registrant as specified in its charter)

                Wisconsin                                        39-1489983
      (State or other jurisdiction                            (I.R.S. Employer
    of incorporation or organization)                       Identification No.)

         10708 W. Janesville Road
         Hales Corners, Wisconsin                                    53130
 (Address of principal executive offices)                          (Zip Code)

                       Liberty Bank 1994 Stock Option Plan
                            (Full title of the plan)

             Michael J. Falbo
   President and Chief Executive Officer                     Copy to:
   State Financial Services Corporation
         10708 W. Janesville Road                        Ulice Payne, Jr.
      Hales Corners, Wisconsin 53130                     Foley & Lardner
              (414) 425-1600                        777 East Wisconsin Avenue
  (Name, address and telephone number,              Milwaukee, Wisconsin 53202
     including area code, of agent                        (414) 271-2400
            for service)

                         CALCULATION OF REGISTRATION FEE
------------------------ ---------------------- ---------------------- ---------------------- -------------------
                                                      Proposed               Proposed
       Title of                 Amount                 Maximum                Maximum
   Securities to be              to be             Offering Price       Aggregate Offering        Amount of
      Registered              Registered            Per Share (1)            Price (1)         Registration Fee
------------------------ ---------------------- ---------------------- ---------------------- -------------------
Common Stock,                   23,030                 $13.00                $299,390               $74.85
$.10 par value                  shares
------------------------ ---------------------- ---------------------- ---------------------- -------------------
Preferred Share                 23,030                   (2)                    (2)                  (2)
Purchase Rights                 rights
------------------------ ---------------------- ---------------------- ---------------------- -------------------
(1)   Pursuant to Rule 416(a) under the Securities Act of 1933, this
      Registration Statement also covers an indeterminate number of additional shares of Common Stock (and related Preferred Share Purchase Rights) that may become issuable as a result of stock splits, stock dividends, or similar transactions pursuant to the anti-dilution provisions of the
      Liberty Bank 1994 Stock Option Plan.
(2)   Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for State Financial Services
      Corporation Common Stock as reported on The Nasdaq Stock Market on August
      9, 2001.
(3)   The value attributable to the Preferred Share Purchase Rights is reflected in the market price of the Common Stock to which the rights are attached.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The following documents filed by State Financial Services Corporation (the "Company") with the Commission are hereby incorporated herein by reference:

      1. The Company's Annual Report on Form 10-K for the year ended December 31, 2000.

      2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001, filed on May 15, 2001 and August 13, 2001, respectively.

      3. The Company's Current Reports on Form 8-K, dated March 7, 2001 and July 9, 2001, as filed on March 8, 2001 and July 10, 2001, respectively.

      4. The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A, dated June 4, 1990, filed with the Commission pursuant to Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating such description.

      5. The description of the Company's Preferred Share Purchase Rights contained in Item 1 of the Company's Registration Statement on Form 8-A, dated July 27, 1999, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

      Not applicable.


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

Item 5.  Interests of Named Experts and Counsel.

      The validity of the securities being offered hereby will be passed on for the Company by Foley & Lardner, Milwaukee, Wisconsin. Ulice Payne, Jr., a partner in the firm of Foley & Lardner, is a director of the Company. As of August 10, 2001, Foley & Lardner attorneys who participated in the preparation of this Registration Statement, including Mr. Payne, beneficially owned 200 shares of the Company's Common Stock.

Item 6.  Indemnification of Directors and Officers.

      Pursuant to the Wisconsin Business Corporation Law and the Company's By-laws, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities (which may include liabilities under the Securities Act of 1933) and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and
(ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;
(c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

      Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

      The indemnification provided by the Wisconsin Business Corporation Law and the Company's By-laws is not exclusive of any other rights to which a director or officer may be entitled.

      The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

Item 7.  Exemption from Registration Claimed.

      Not Applicable.

Item 8.  Exhibits.

      The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:


Exhibit No.                      Description


   (4.1)          Liberty Bank 1994 Stock Option Plan

   (4.2) Rights Agreement, dated as of July 27, 1999, between State Financial Services Corporation and Firstar Bank, N.A. (incorporated by reference to
                  Exhibit 4.1 to State Financial Services
                  Corporation's Registration Statement on Form 8-A, dated as of July 27, 1999)

   (5)            Opinion of Foley & Lardner

   (23.1)         Consent of Ernst & Young LLP

   (23.2)         Consent of KPMG LLP

   (23.3)         Consent of Foley & Lardner (contained in Exhibit 5 hereto)

   (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

Item 9.  Undertakings.

      (a) The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hales Corners, State of Wisconsin, on July 31, 2001.

                                          STATE FINANCIAL SERVICES CORPORATION


                                          By: /s/ Michael J. Falbo
                                             -----------------------------------
                                              Michael J. Falbo
                                              President and Chief Executive
                                                Officer


                                POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Michael J. Falbo and Timothy L. King, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

          Signature                      Title                         Date


/s/ Michael J. Falbo               President, Chief Executive      July 31, 2001
-------------------------          Officer (Principal Executive
Michael J. Falbo                   Officer) and Director


/s/ Timothy L. King                Senior Vice President           July 31, 2001
-------------------------          and Chief Financial Officer
Timothy L. King                    (Principal Financial and
                                   Accounting Officer)


/s/ Jerome J. Holz                 Director                        July 31, 2001
-------------------------
Jerome J. Holz

/s/ Richard A. Horn
-------------------------          Director                        July 31, 2001
Richard A. Horn


/s/ Thomas S. Rakow                Director                        July 31, 2001
-------------------------
Thomas S. Rakow


/s/ Ulice Payne, Jr.               Director                        July 31, 2001
-------------------------
Ulice Payne, Jr.


/s/ David M. Stamm                 Director                        July 31, 2001
-------------------------
David M. Stamm


/s/ Barbara E. Weis                Director                        July 31, 2001
-------------------------
Barbara E. Weis

                                  EXHIBIT INDEX

                      STATE FINANCIAL SERVICES CORPORATION
                       LIBERTY BANK 1994 STOCK OPTION PLAN






   Exhibit No.                 Exhibit


     (4.1)         Liberty Bank 1994 Stock Option Plan

     (4.2) Rights Agreement, dated as of July 27, 1999, between State Financial Services Corporation and Firstar Bank, N.A. (incorporated by reference to Exhibit 4.1 to State Financial Services Corporation's Registration Statement on Form 8-A, dated as of July 27, 1999)

     (5)           Opinion of Foley & Lardner

     (23.1)        Consent of Ernst & Young LLP

     (23.2)        Consent of KPMG LLP

     (23.3)        Consent of Foley & Lardner (contained in Exhibit 5 hereto)

     (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)



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